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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2000



                               Centex Corporation
             (Exact name of registrant as specified in its charter)



        Nevada                         1-6776                 75-0778259
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)









         2728 N. Harwood, Dallas, Texas                            75201
         (Address of principal executive offices)                (Zip code)


        Registrant's telephone number including area code: (214) 981-5000


                                 Not Applicable
           (Former name or former address if changed from last report)



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Item 5. Other Events.

         On April 27, 2000 Centex Corporation, a Nevada corporation (the "Company"), announced its financial results for the fiscal year ended March 31, 2000. A copy of the Company's press release announcing these financial results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         In addition to announcing its financial results in the press release, the Company announced that its subsidiary Centex Credit Corporation, a Nevada corporation doing business as Centex Home Equity Corporation ("CHEC"), has elected, effective as of March 31, 2000, to change the structure of its future mortgage loan securitizations. As a consequence of this change, CHEC will report future operating results using an accounting method (the "Portfolio Method") that treats mortgage loan securitizations as secured borrowings, instead of as sales of the mortgage loans. CHEC has historically structured its mortgage loan securitizations in a manner that required such securitizations be treated as sales, with a corresponding gain on sale reported in operating results during the period in which the securitization closed (the "Gain-on-Sale Method").

         CHEC's prior securitizations provide that CHEC reacquire mortgage loans from the securitization trust whenever the aggregate unpaid principal balance declines to a level that, taking into account the cost to administer the trust, makes it more economical to terminate the trust and call the loans (a so-called "Clean-up Call"). According to Financial Accounting Standards Board Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, securitizations with a nominal Clean-up Call (generally 10% or less) must be reported using the Gain-on-Sale Method, whereas securitizations with a greater-than-nominal Clean-up Call must be accounted for as securitized borrowings and reported using the Portfolio Method. For transactions completed after March 31, 2000, CHEC intends to set the Clean-up Call at a level that is higher than the level considered to be nominal under accounting rules. Accordingly, the revenues, costs and loan proceeds associated with these future securitization transactions will be reported using the Portfolio Method.

         Although the change to the Portfolio Method will negatively impact CHEC's operating results for fiscal year 2001, the Company announced that the change from the Gain-on-Sale Method to the Portfolio Method will have no effect on the profit recognized over the life of each mortgage loan. Rather, the accounting change will merely change the timing of profit recognition. Under the Gain-on-Sale Method, projected profit was recognized at the time the security was created. Now, under the Portfolio Method, CHEC will recognize earnings over the life of the loans (interest income less interest expense and credit losses). As a result, CHEC's reported earnings from each loan under the Portfolio Method will be lower at the time the security is first created (compared to the Gain-on-Sale Method) but higher as mortgage loan payments are received during the life of the securitizations.

         CHEC securitizes sub-prime mortgage loans in order to obtain access to public sources of capital and liquidity. Since February 1998, CHEC has completed nine securitizations totaling approximately $2.4 billion of sub-prime mortgage loans. The Company expects CHEC to access the securitization market on a regular basis in the future and that such securitizations will likely remain the principal funding source for CHEC.



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FORWARD-LOOKING STATEMENTS

         This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company's actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of the Company's businesses; federal mortgage financing programs; governmental regulation; changes in governmental and public policy; and unexpected operational difficulties. Other risks and uncertainties may also affect the outcome of the Company's performance and actual results of operations. Please see the Company's most recent reports on Form 10-K and Form 10-Q for a more comprehensive list of risks and uncertainties affecting the Company's actual performance and results of operations.

Item 7. Financial Statements and Exhibits.

Exhibit
Number            Description
-------           -----------
99.1              Press Release dated April 27, 2000



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              CENTEX CORPORATION


                                              By:  /s/  Raymond G.Smerge
                                              --------------------------------
                                              Name: Raymond G. Smerge
                                              Title:Executive Vice President,
                                              Chief Legal Officer and Secretary


Date: May 1, 2000







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                                 EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------
99.1              Press Release dated April 27, 2000